Exhibit 99.1

The following report is a copy of a report previously issued by Arthur Andersen LLP and it has not been reissued by Arthur Andersen LLP.

Report of Independent Public Accountants

To the Board of Directors and Stockholders of
P-D Holding Corp. and Subsidiary:

We have audited the accompanying consolidated balance sheets of P-D Holding Corp. (an Oregon corporation) and Subsidiary, as of September 30, 2001 and the related consolidated statements of income, stockholders’ equity and cash flows for the period from inception (March 2, 2001) to September 30, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of P-D Holding Corp. and Subsidiary as of September 30, 2001, and the results of their operations and their cash flows for the period from inception (March 2, 2001) to September 30, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen
Portland, Oregon
November 2, 2001